Exhibit 10.6

THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

$7,700,000	March 30, 2009

FOR VALUE RECEIVED, P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”),WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”;; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental the “Co-Borrowers”), jointly and severally promise to pay to the order of HSBC BANK USA, NATIONAL ASSOCIATION (the “Lender”), on or before the Revolving Credit Termination Date, the principal amount of SEVEN MILLION SEVEN HUNDRED THOUSAND ($7,700,000) DOLLARS or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to the Co-Borrowers under the Credit Agreement referred to below.

The Co-Borrowers jointly and severally promise to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

This Note is one of the “Revolving Credit Notes” referred to in the Credit Agreement, dated as of June 30, 2004, by and among the Co-Borrowers, Citibank, N.A., as Administrative Agent, and the Lenders (including the Lender) as are or may from time to time become parties thereto (as same has been and may be further amended, restated, supplemented or modified, the “Credit Agreement”) and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid.  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or any holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Co-Borrowers to repay the Revolving Credit Loans made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment as provided in Section 3.03 of the Credit Agreement.

Upon the occurrence of an Event of Default the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Citibank, N.A., as Administrative Agent for the Lenders under the Credit Agreement, located at 730 Veterans Memorial Highway, Hauppauge, New York 11788 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Co-Borrowers, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Each Co-Borrower and each endorser of this Note waive diligence, presentment, protest, demand, and notice of any kind in connection with this Note.

This Note is an amendment and restatement of, and is being issued in replacement of and substitution for, the Second Amended and Restated Revolving Credit Note dated February 12, 2007 in the original principal amount of $6,300,000 issued by the Co-Borrowers (the “Original Note”).  The execution and delivery of this Note shall not be construed to have constituted a repayment of any principal of, or interest on, the Original Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

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IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at a place first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General
Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each of the corporations named above